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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178274), filed on December 2, 2011, of Issuer Direct Corporation and Subsidiaries (the “Company”) of our report dated February 28, 2013, with respect to the consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K, for the years ended December 31, 2012 and 2011, filed on February 28, 2013.

/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina
February 28, 2013